Exhibit 99.3

OFFER TO EXCHANGE
EACH OUTSTANDING SHARE OF COMMON STOCK
OF
ETRIALS WORLDWIDE, INC.
FOR $0.80 IN CASH
AND 0.3448 SHARES
OF COMMON STOCK
OF
MERGE HEALTHCARE INCORPORATED
MADE BY
MERGE ACQUISITION CORP.,
A WHOLLY-OWNED SUBSIDIARY OF
MERGE HEALTHCARE INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JULY 14, 2009, UNLESS EXTENDED.

June 16, 2009

To Our Clients:

Enclosed for your consideration is a Preliminary Prospectus/Offer to Exchange dated June 16, 2009 (the "Preliminary Prospectus"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Merge Acquisition Corp., a Delaware corporation ("Merge Acquisition") and a wholly owned subsidiary of Merge Healthcare Incorporated, a Delaware corporation ("Merge Healthcare"), to exchange for cash and stock all outstanding shares of common stock, par value $0.0001 per share, of etrials Worldwide, Inc., a Delaware corporation ("etrials") (the "Common Stock" and each share of Common Stock, a "Share"), upon the terms and subject to the conditions set forth in the Offer.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 30, 2009, by and among Merge Healthcare, Merge Acquisition and etrials (the "Merger Agreement"). Also enclosed is a Solicitation/ Recommendation Statement on Schedule 14D-9 of etrials.

THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.  The offer price is a combination of 0.3448 shares of Merge Healthcare common stock and $0.80 in cash in exchange for each of your Shares of etrials Common Stock, upon the terms and subject to the conditions of the Offer.

2.  The Offer and withdrawal rights will expire at 12:00 p.m. midnight, New York City time, at the end of  July 14, 2009, unless extended.

3.  The Offer is being made for all outstanding Shares.

4.  The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the section of the Preliminary Prospectus entitled "The Offer – Conditions to the Offer") that number of Shares which represents at least a majority of the outstanding shares on a Fully Diluted Basis (as such term is defined in the Merger Agreement) on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Preliminary Prospectus.

5.  Tendering stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

The Offer is made solely by the Preliminary Prospectus and the related Letter of Transmittal and any supplements or amendments thereto.  Neither Merge Healthcare nor Merge Acquisition is aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If either Merge Healthcare or Merge Acquisition becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Merge Acquisition and Merge Healthcare will make a good faith effort to comply with such state statute. If, after such good faith effort, Merge Acquisition and Merge Healthcare cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Merge Acquisition and Merge Healthcare by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed.  If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO
THE OFFER TO EXCHANGE
FOR STOCK AND CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
ETRIALS WORLDWIDE, INC.

The undersigned acknowledge(s) receipt of your letter and the Preliminary Prospectus/Offer to Exchange dated June 16, 2009, and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Merge Acquisition Corp., a Delaware corporation ("Merge Acquisition") and a wholly owned subsidiary of Merge Healthcare Incorporated, a Delaware corporation ("Merge Healthcare"), to exchange for cash and stock all outstanding shares of Common Stock, par value $0.0001 per share, of etrials Worldwide, Inc., a Delaware corporation ("etrials").

This will instruct you to tender to Merge Acquisition the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares	Account Number:
to be Tendered:*

Signature(s)

Please print name(s)

Address

Account Number

Area Code and Telephone

Taxpayer Identification Number(s) or Social Security Number(s)

		Dated:	, 2009
______________________
*	Unless otherwise indicated, it will be assumed that all Shares held by you for my (our) account are to be tendered.